UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2022

CONCRETE PUMPING HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 E. 84th Avenue, Suite A-5
Thornton, Colorado 80229
(Address of principal executive offices) (Zip Code)

(303) 289-7497
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BBCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2022, Brundage-Bone Concrete Pumping, Inc., a wholly-owned subsidiary of the Concrete Pumping Holdings, Inc. (the “Company”), Eco-Pan, Inc., Capital Pumping LP (collectively, the “US ABL Borrowers”) and Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited (together, the “UK ABL Borrowers” and together with the US ABL Borrower, collectively, the “ABL Borrowers”), Industrea Acquisition Corp., the Company, Intermediate Holdings and Concrete Pumping Intermediate Holdings, LLC entered into a second amendment to their existing asset-based revolving credit agreement (as amended, the “ABL Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent (“Agent”), sole lead arranger and sole bookrunner, Wells Fargo Capital Finance (UK) Limited, as UK security agent (“UK Security Agent”), the other loan parties from time to time party thereto and the lenders and issuing banks from time to time party thereto, to, among other changes, increase the maximum revolver borrowing amount for the five-year senior secured asset-based revolving credit facility (the “ABL Facility”) from $125.0 million to $160.0 million (the “Maximum Revolver Amount”) and increase the letter of credit sublimit from $7.5 million to $10.5 million. The ABL Credit Agreement also provides for an uncommitted accordion feature under which the ABL Borrowers can increase the ABL Facility by up to an additional $75.0 million.

Borrowings and repayments under the ABL Facility may occur from time to time in the Company’s ordinary course of business prior to the maturity date, which is the earlier of (a) January 28, 2026 and (b) the date that is 180 days prior to (i) the final stated maturity date of the Notes or (ii) the date the Notes become due and payable. The availability of borrowings under the ABL Facility is limited by a borrowing base comprised of (i) 85% of eligible accounts receivable plus (ii) the lower of 35% of the cost and 85% of the net orderly liquidation value of eligible inventory (with a cap of $2.5 million for each of the US ABL Borrowers and the UK ABL Borrowers) plus (iii) the lower of 85% of the net orderly liquidation value and 100% of the net book value of eligible appraised rolling stock and other eligible appraised equipment plus (iv) the lower of 80% of the cost of eligible rolling stock which has not been appraised and $10.0 million less (v) applicable reserves.

Borrowings under the ABL Credit Agreement bear interest at the rate equal to: (1) as related to SOFR rate loans, the SOFR rate (subject to a 0.00% floor), plus an applicable margin equal to 2.00% per annum, which will stepdown to 1.75% per annum if the quarterly average excess availability is greater than or equal to 50% of the Maximum Revolver Amount, (2) as related to SONIA rate loans, the SONIA rate (subject to a 0.00% floor), plus an applicable margin equal to 2.03% per annum, which will stepdown to 1.78% per annum if the quarterly average excess availability is greater than or equal to 50% of the Maximum Revolver Amount, or (3) as related to all other loans, the base rate (subject to a 0.00% floor), plus an applicable margin equal to 1.00% per annum, which will stepdown to 0.75% per annum if the quarterly average excess availability is greater than or equal to 50% of the Maximum Revolver Amount.  The Company may voluntarily prepay all or any part of the ABL Facility without premium or penalty, subject to concurrent payments of any applicable breakage costs.

The portion of the ABL Facility made available to the US ABL Borrowers is guaranteed on a senior secured basis by each of the Company’s wholly-owned domestic subsidiaries (the “US ABL Guarantors”), and is secured by a first-priority perfected security interest in substantially all the assets of the US ABL Borrowers and the US ABL Guarantors, subject to certain exceptions. The portion of the ABL Facility made available to the UK ABL Borrowers is guaranteed on a senior secured basis by each of the Company’s wholly-owned UK subsidiaries (together with the US ABL Guarantors, collectively, the “ABL Guarantors”), subject to certain exceptions, and by each of the US Borrowers and the US ABL Guarantors, and is secured by a first priority perfected security interest in substantially all assets of the UK ABL Borrowers, the US ABL Borrowers and the ABL Guarantors.  The ABL Facility and the guarantees thereunder will be the ABL Borrowers’ and the ABL Guarantors’ senior secured obligations, will rank equally with all of the ABL Borrowers’ and the ABL Guarantors’ existing and future senior indebtedness and will rank senior to all of the ABL Borrowers’ and the ABL Guarantors’ existing and future subordinated indebtedness.

The ABL Credit Agreement contains customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, dividends and other distributions, and a springing financial covenant pursuant to which the Company and its restricted subsidiaries shall be required to maintain a fixed charge coverage ratio of at least 1.00:1.00 during any “Compliance Period” that occurs once certain triggers are met. In addition, the ABL Credit Agreement contains certain customary events of default including, but not limited to, failure to pay interest, principal and fees or other amounts when due, material misrepresentations or misstatements in any representation or warranty, any violation of any affirmative or negative covenants, certain cross defaults to other material indebtedness, certain judgment defaults and events of bankruptcy.

The foregoing description of the ABL Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 1, 2022, the Company issued a press release announcing the entry into the ABL Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10.1
Second Amendment to Amended and Restated ABL Credit Agreement, dated July 29, 2022, among Brundage-Bone Concrete Pumping Holdings Inc., as Borrower, Concrete Pumping Holdings, Inc., as Holdings, Concrete Pumping Intermediate Acquisition Corp., the other loan parties from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, sole lead arranger and sole bookrunner, Wells Fargo Capital Finance (UK) Limited, as UK security agent, and the lenders and issuing banks from time to time party thereto.

99.1	Press Release dated August 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.
Date: July 29, 2022	By:	/s/ Iain Humphries
	Name:	Iain Humphries
	Title:	Chief Financial Officer and Secretary